DOUBLELINE FUNDS TRUST

DOUBLELINE EQUITY FUNDS

DOUBLELINE OPPORTUNISTIC CREDIT FUND

DOUBLELINE INCOME SOLUTIONS FUND

SUPPLEMENTAL CODE OF ETHICS

FOR

PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICERS

MARCH 2013

This Supplemental Code of Ethics (the “Code”) has been adopted by the applicable Board of Trustees (each a “Board”) of the DoubleLine Funds Trust and DoubleLine Equity Funds (each, the “Trust”), the DoubleLine Opportunistic Credit Fund (“DBL”) and the DoubleLine Income Solutions Fund (“DSL”) so that each principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions on behalf of the Trust, DBL or DSL (collectively, the “Officers”), regardless of whether such persons are employed by the Trust, DBL or DSL or a third party, will be guided and reminded of their responsibilities to DBL, DSL, the Trusts, other officers, shareholders of DBL, shareholders of DSL or of the various series of the Trust (each a “Fund” and collectively with DBL and DSL, the “Funds”), and governmental authorities. Officers are required to act in accordance with the guidance and standards set forth in this Code.

This Code is intended to serve as the code of ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that an Officer is subject to a Trust’s, DBL’s and DSL’s code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Rule 17j-1 Code”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, a Trust’s, DBL’s or DSL’s governing instruments and by-laws, as amended, and all other governance and disclosure policies and documents adopted by the Board. All Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use their best judgment about any particular course of action and to seek guidance as needed.

The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and that promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely, and understandable disclosure in reports and documents that a Trust, DBL or DSL files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications by a Trust, DBL or DSL;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•	accountability for adherence to the Code.

1.    HONEST AND ETHICAL CONDUCT

a.	Honesty, Diligence and Professional Responsibility

Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for a Trust, DBL or DSL as applicable:

•	with honesty, diligence, and a commitment to professional and ethical responsibility;

•	carefully, thoroughly and in a timely manner; and

•	in conformity with applicable professional and technical standards.

Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

b.	Objectivity / Avoidance of Undisclosed Conflicts of Interest

In the performance of their duties and responsibilities for the Trust, DBL or DSL, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of persons other than the Trust, DBL or DSL.

Officers should be sensitive to the possibility of conflicts of interest, whether real or apparent, and are required to disclose any actual or apparent conflicts of interest that reasonably could be expected to give rise to any violation of this Code or call into question the Officer’s objectivity. While it is impossible to describe all conflicts that may arise, a conflict should be considered to exist whenever an Officer participates, directly or indirectly, in any material investment, interest, association, activity or relationship that a reasonable observer would view as likely to impair the Officer’s objectivity. Disclosure of conflicts should be made to the Chief Compliance Officer or other appropriate senior executive or to a member of the Board of Trustees. Officers that are unsure whether a particular fact pattern gives rise to a conflict of interest or whether a particular transaction or relationship is “material” should bring such matter to the attention of the Chief Compliance Officer.

c.	Preparation of Financial Statements

Officers must not knowingly make any misrepresentations regarding a Fund’s financial statements or any facts in the preparation of a Fund’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Fund’s financial statements. This section is intended to prohibit an officer from knowingly:

•	making, or permitting or directing another to make, materially false or misleading entries in a Fund’s financial statements or records;

•	failing to correct a Fund’s financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•	signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust, DBL or DSL are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such Officer knows that such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

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The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative or does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

•

If the Officer concludes that (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, does not represent the use of an acceptable alternative or that it materially misrepresents the facts or result in an omission of a material fact, the Officer should follow the reporting procedures set forth in Section 4 of this Code.

d.	Obligations to the Independent Auditor of a Fund

In dealing with a Fund’s independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond fully to specific inquiries and requests by the Fund’s independent auditor.

Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead a Fund’s independent auditor in the performance of an audit of the Fund’s financial statements for the purpose of rendering such financial statements materially misleading.

2.    FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

It is each of the Trust’s, DBL’s and DSL’s policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that each Trust, DBL or DSL files with, or submits to, the SEC and in any other public communications by each Trust, DBL or DSL. Each Trust, DBL or DSL have designed and implemented disclosure controls and procedures to carry out this policy.

Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that each Trust, DBL or DSL files with, or submits to, the SEC and in any other public communications by a Trust, DBL or DSL.

Officers must review each Trust’s, DBL’s and DSL’s disclosure controls and procedures to ensure they are aware of and carry out their duties and responsibilities in accordance therewith. Officers are responsible for monitoring the integrity and effectiveness of each Trust’s, DBL’s and DSL’s disclosure controls and procedures.

3.    COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of a Trust’s, DBL’s and DSL’s business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer’s supervisor or a Trust’s, DBL’s or DSL’s legal counsel.

In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that would serve to discredit a Trust, DBL or DSL.

Officers are expected to promote a Trust’s, DBL’s or DSL’s compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of a Trust, DBL or DSL about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and a Trust, DBL or DSL generally.

4.    REPORTING OF VIOLATIONS OF THIS CODE

Officers should promptly report any conduct or actions by themselves or another Officer that do not comply or otherwise violate this Code. Officers and each Trust, DBL or DSL shall adhere to the following reporting procedures:

•

Any Officer who questions whether a situation, activity or practice violates this Code, or is otherwise required to be reported hereunder, must immediately report the same to the Principal Executive Officer of the applicable Trust, DBL or DSL (as applicable) (or to an Officer who is the functional equivalent of this position) or to the applicable Trust’s, DBL’s or DSL’s legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable time. The Principal Executive Officer (or equivalent) shall summarize all such reports for the Board each quarter, including indicating that no such reports were made during the quarter.

•

If the reporting Officer is not satisfied with the response of the Principal Executive Officer or counsel, the Officer must report the matter to the Chair of the applicable Audit Committee. If the Chair is unavailable, the Officer may report the matter to any other member of the Audit Committee. The member of the Audit Committee receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable time.

•

If, after receiving a response, the reporting Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Fund’s independent auditor. In this matter, the Officer may wish to consult with his or her own legal counsel.

•

The Audit Committee and a Trust, DBL or DSL will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

•

If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, a Trust, DBL or DSL may take disciplinary action against any such Officer to the extent the Audit Committee deems appropriate.

•

The identity of any Officer who reports violations or suspected violations in good faith will be maintained in confidence, to the extent reasonable and subject to legal and regulatory requirements, and no retaliation shall be made against the individual making such report and, indeed, any retaliation for the reporting of a violation of this Code shall itself constitute a violation of this Code.

•	A Trust, DBL or DSL and the Audit Committee may report violations to the appropriate authorities.

5.    ACCOUNTABILITY AND APPLICABILITY

All Officers will be held accountable for adherence to this Code and are required to sign the Acknowledgment Form (Appendix A to this Code) and return the same to the Chief Compliance Officer within 30 days of their receipt of this Code or any amendments thereto.

On an annual basis, within 30 days following the beginning of each calendar year, each Officer must affirm that they have complied with the requirements of this Code by signing the Affirmation Form (Appendix B to this Code).

This Code is applicable to all Officers, regardless of whether such persons are employed by the Trust, DBL or DSL or a third party. If an Officer is aware of a person (“Potential Officer”) who may be considered an Officer as defined by this Code, the Officer should inform legal counsel to the Trust, DBL or DSL of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.    DISCLOSURE OF THIS CODE

This Code must be disclosed by the Trust, DBL or DSL in the manner prescribed by the SEC, which currently requires disclosure by at least one of the following methods:

•	by filing a copy of the Code with the SEC;

•	by posting the text of the Code on the Trust’s, DBL’s or DSL’s website; or

•	by providing, without charge, a copy of the Code to any person upon request.

7.    WAIVERS

Any waiver from a provision of this Code, including an implicit waiver, may be made only by the Board or a committee of the Board to which such responsibility has been delegated. The Trust, DBL or DSL must disclose any grant of a waiver that constitutes a material departure from a provision of the Code. Such disclosure is currently required to be made in the manner set forth above in Section 6 (Disclosure of this Code).

8.    AMENDMENTS

This Code may be amended by the affirmative vote of a majority of the Board. Any amendment must be disclosed by the Trust, DBL or DSL in the manner prescribed by the SEC. Currently, disclosure of amendments is required to be made in the manner set forth above in Section 6 (Disclosure of this Code), provided that the Trust, DBL or DSL is not required to disclose any amendment that is purely technical, administrative, or otherwise non-substantive in nature. Any amendments to this Code will be provided to the Officers.

Approved by the DLF Board of Trustees: March 25, 2010

Reviewed and approved by the DLF Board of Trustees: March 19, 2013

Approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: August 24, 2011

Reviewed and approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: March 19, 2013

Approved by the DoubleLine Equity Funds Board of Trustees: March 19, 2013

Approved by the DoubleLine Income Solutions Funds Board of Trustees: March 19, 2013

Appendix A

DoubleLine Funds Trust

DoubleLine Equity Funds

DoubleLine Opportunistic Credit Fund

DoubleLine Income Solutions Fund

Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for

Principal Executive, Financial and Accounting Officers

I acknowledge and certify that I have received a copy of the DoubleLine Funds Trust’s, DoubleLine Equity Fund’s, DoubleLine Income Solutions Fund’s or DoubleLine Opportunistic Credit Fund’s, as applicable Supplemental Code of Ethics for Principal Executive, Financial and Accounting Officers (the “Code”) dated as of the date set forth at the bottom of this page and have read and familiarized myself with the policies and procedures contained therein. By signing below, I agree to abide by those policies and procedures and to promptly report any violation of the Code or suspected violations in accordance with the Code. I understand that my failure to fully comply with all applicable provisions of the Code may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions.

Officer Name (Please Print)	Officer Signature

Date

Appendix B

DoubleLine Funds Trust

DoubleLine Equity Funds

DoubleLine Opportunistic Credit Fund

DoubleLine Income Solutions Fund

Affirmation of Compliance with the Supplemental Code of Ethics for

Principal Executive, Financial and Accounting Officers

I acknowledge and certify that since my date of association with the DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Income Solutions Fund or DoubleLine Opportunistic Credit Fund (as applicable) or the date of execution of my last Affirmation, whichever is later, I have complied fully with the requirements of the Supplemental Code of Ethics for Principal Executive, Financial and Accounting Officers (the “Code”) and with any predecessor code applicable during the period covered by this Affirmation.

I further acknowledge and certify that I have read and familiarized myself with the policies and procedures contained in the Code and, by signing below, I agree to abide by those policies and procedures and to promptly report any violation of the Code or suspected violations in accordance with the Code. I understand that my failure to fully comply with all applicable provisions of the Code may subject me to disciplinary action up to and including termination and can also subject me to fines, penalties and even criminal actions.

Officer Name (Please Print)	Officer Signature

Date